UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                            NETWORKING PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

       NEVADA                                                    45-0921541
(State of incorporation                                       (I.R.S. Employer
   or organization)                                          Identification No.)

                                 857 Sarno Road
                            Melbourne, Florida 32935
          (Address of principal executive offices, including Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

  Not Applicable                                          Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act of registration statement file number to which this form relates:
File no. 333-173790

       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                                (Title of Class)

ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.001 par value per share ("Common Stock"), set forth under the heading "Description of Securities- Common Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on April 29, 2011, (File No. 333-173790) (the "Registration Statement"), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

ITEM 2 EXHIBITS.

The  following   Exhibits  are   incorporated   herein  from  the   Registrant's
Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

                                                                Incorporated by Reference From
                                                             -------------------------------------
Exhibit No.            Exhibit Description                   Form      Exhibit No.     Filing Date
-----------            -------------------                   ----      -----------     -----------
3.1(i)        Articles of Incorporation of Networking
              Partners, Inc. filed November 2, 2010, with
              the Secretary of State of Nevada.               S-1        3.1(i)          4/29/11

3.1(ii)       Certificate of Amendment to the Articles of
              Incorporation filed on January 5, 2011,
              with the Secretary of State of Nevada.          S-1        3.1(ii)         4/29/11

3.1(iii)      Certificate of Amendment to the Articles of
              Incorporation filed on April 11, 2011, with
              the Secretary of State of Nevada.               S-1        3.1(iii)        4/29/11

3.2           By-Laws of Networking Partners, Inc.            S-1        3.2             4/29/11

4.1           Form of Common Stock Certificate                S-1        4.1             4/29/11

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
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 26th day of May, 2011.

                                        NETWORKING PARTNERS, INC.


                                        By: /s/ Pino G. Baldassarre
                                            ------------------------------------
                                            Pino G. Baldassarre
                                            President
                                            (Principal Executive Officer)

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